SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       FIRST TRUST EXCHANGE-TRADED FUND II
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              MASSACHUSETTS                              27-0804962
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

120 East Liberty Drive, Suite 400, Wheaton, Illinois              60187
----------------------------------------------------------   -------------------
      (Address of Principal Executive Offices)                  (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.--
[X]


If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.--
[ ]


Securities Act registration statement file number to which this form relates:
        333-143964.

Securities to be registered pursuant to Section 12(b) of the Act:

          TITLE OF EACH CLASS                NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED                EACH CLASS IS TO BE REGISTERED

 Common Shares of Beneficial Interest,         The NASDAQ(R) Stock Market
       $.01 par value per share,
                 of
   First Trust NASDAQ(R) Clean Edge(R)
  Smart Grid Infrastructure Index Fund

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
         --------------------------------------------------------------
                      TITLE OF EACH CLASS TO BE REGISTERED



                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The securities to be registered hereunder are common shares of beneficial interest, $.01 par value per share (the "Shares"), of the First Trust NASDAQ(R) Clean Edge(R) Smart Grid Infrastructure Index Fund, a series of the First Trust Exchange-Traded Fund II (the "Registrant"). An application for listing of the Shares of the Fund has been filed with The NASDAQ(R) Stock Market. A description of the Shares is contained in the Preliminary Prospectus, which is a part of the Registration Statement on Form N-1A (Registration Nos. 333-143964 and 811-21944), filed with the Securities and Exchange Commission on August 25, 2009. Such description is incorporated by reference herein.


ITEM 2.  EXHIBITS

         Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        FIRST TRUST EXCHANGE-TRADED FUND II



                                        By: /s/ W. Scott Jardine
                                            --------------------------------
                                            W. Scott Jardine, Secretary

September 3, 2009